                                                               EXHIBIT (21)o.
                                                               (ITEM 601(21))

                            SUBSIDIARIES OF THE REGISTRANT


                                                            Jurisdiction
                                                                 of
Subsidiary                                                  Incorporation
----------                                                  -------------

Hach Europe, S.A./N.V.                                      Belgium

Hach (Barbados) FSC, Inc.                                   Barbados

Hach Sales & Service Canada Ltd.                            Canada

Environmental Test Systems, Inc.                            Delaware